                                                                    Exhibit 21.1

SUBSIDIARIES OF WHOLE FOODS MARKET, INC.

Name                                              State of Incorporation or Organization
-----                                             --------------------------------------
Whole Foods Market Services, Inc.                                Delaware
WFM Beverage Corp.                                                 Texas
Whole Foods Market Southwest I, Inc.                             Delaware
Whole Foods Market Southwest Investments, Inc.                   Delaware
Whole Foods Market California, Inc.                              California
Mrs. Gooch's Natural Food Markets, Inc.                          California
Whole Foods Market Group, Inc.                                   Delaware
Allegro Coffee Company                                           Colorado
Whole Foods Market Distribution, Inc.                            Delaware
Whole Foods Market IP, Inc.                                      Delaware
Whole Foods Market Finance, Inc.                                 Delaware
Whole Foods Market Purchasing, Inc.                              Delaware
WholePeople.com, Inc. (75%)                                      Delaware
Fresh Fields Markets, Inc.                                         N/A

SUBSIDIARIES OF WHOLE FOODS MARKET SERVICES, INC.

Name                                                   State of Incorporation or Organization
----                                                   --------------------------------------
Whole Foods Market Brand 365, LLC (52% member)                        California

SUBSIDIARIES OF WHOLE FOODS MARKET SOUTHWEST I, INC.

Name                                                   State of Incorporation or Organization
----                                                   --------------------------------------
Whole Foods Market Southwest, L.P. (1% GP)                             Texas

SUBSIDIARIES OF WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC.

Name                                                   State of Incorporation or Organization
----                                                   --------------------------------------
Whole Foods Market Southwest, L.P. (99% LP)                            Texas
Whole Food Company, Inc.                                              Louisiana
The Sourdough:  A European Bakery, Inc.(83.33%)                         Texas
 Also Doing Business As Sourdough

SUBSIDIARIES OF WHOLE FOODS MARKET GROUP, INC.

Name                                                        State of Incorporation or Organization
----                                                        --------------------------------------
Nature's Heartland, Inc.                                               Massachusetts
Natrix International, LLC                                                 Colorado
Australian Natural Care Products (90%)                                      N/A
Amrion New Zealand Limited                                                  N/A
WP Whole Journeys, LLC                                                    Colorado
BioSmart Direct Sales, LLC                                                Colorado
Physiologics, LLC                                                         Colorado
NatureSmart, LLC                                                          Colorado